Exhibit 99.2

COMPANY CONTACTS:

Diane Morefield

EVP, Chief Financial Officer

Strategic Hotels & Resorts, Inc.

(312) 658-5740

Jonathan Stanner

SVP, Capital Markets, Acquisitions & Treasurer

Strategic Hotels & Resorts, Inc.

(312) 658-5746

FOR IMMEDIATE RELEASE

TUESDAY, DECEMBER 2, 2014

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES PRICING OF PUBLIC OFFERING

OF 20,000,000 SHARES OF COMMON STOCK

CHICAGO – December 2, 2014 – Strategic Hotels & Resorts, Inc. (the “Company”) (NYSE: BEE) today announced that it priced an underwritten public offering of 20,000,000 shares of its common stock (the “Offering”). The Company has granted the underwriter a 30-day option to purchase up to 3,000,000 additional shares of common stock to cover over-allotments, if any. Total estimated gross proceeds of the offering are approximately $254.0 million, or approximately $292.1 million if the underwriter’s over-allotment option is exercised in full. J.P. Morgan is acting as the sole book-running manager for the Offering. The underwriter may offer the shares of common stock from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

The Company intends to use the net proceeds from the Offering to fund the acquisition of the Four Seasons Resort Scottsdale at Troon North, to redeem all of the issued and outstanding shares of its 8.25% Series B Cumulative Redeemable Preferred Stock, to fund possible future acquisitions, and for general corporate purposes, including, without limitation, reducing debt and funding capital expenditures and working capital.

The Offering is expected to close on December 5, 2014, subject to customary closing conditions. The Company will issue all of the shares of common stock under its effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have been filed or will be filed with the SEC. When available, the final prospectus supplement and accompanying base prospectus may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 866-803-9204; or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States and Europe. The company currently has ownership interests in 16 properties with an aggregate of 7,865 rooms and 835,000 square feet of multi-purpose meeting and banqueting space.

This press release contains forward-looking statements about the Company. Except for historical information, the matters discussed in this press release, including the Company’s intended use of proceeds, are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the Company’s ability to consummate the Offering of shares of its common stock; the effects of economic conditions and disruption in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Germany or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the SEC, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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